Exhibit 4.5

Warrant No. ______________

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO SAID ACT AND SUCH LAWS; OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER OR RESALE MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SAID ACT AND SUCH LAWS AND THE RECIPIENT OF SUCH TRANSFER OR SALE EXECUTES AN AGREEMENT WITH THE COMPANY OBLIGATING IT TO ABIDE BY COMPARABLE RESTRICTIONS ON TRANSFER AND RESALE.

Date of Issuance: ____________________, 2022 (“Issuance Date”)

ZYVERSA THERAPEUTICS, INC.

WARRANT CERTIFICATE

FOR VALUE RECEIVED, ZyVersa Therapeutics, Inc., a Florida corporation (the “Company”), hereby certifies that [____], or its registered transferees, successors or assigns (each Person (as defined below) holding all or a part of this Warrant being referred to as a “Holder”), is the registered Holder of this Warrant (the “Warrant”) to subscribe for the purchase of Warrant Shares6 (as defined below), as adjusted from time to time as provided herein, during the Exercise Period (as defined below), all subject to the following terms and conditions. This Warrant is being issued pursuant to the terms of that certain Subscription Agreement dated , 2022 (the “Subscription Agreement”).

Terms not otherwise defined herein shall have the meanings given to such terms in the Subscription Agreement. For purposes of this Warrant the following terms shall have the following meanings:

“Aggregate Exercise Price” has the meaning given in Section 1(b)(i)(C). “Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day other than a Saturday or Sunday, on which banks in Florida are open for the general transaction of business.

“Change of Control” shall mean any of the following: (i) the sale or disposition of all or substantially all of the assets of the Company to a Third Party; (ii) the acquisition by a Third Party of more than fifty percent (50%) of the Company’s outstanding voting capital stock; or (iii) the merger (including, but not limited to, a reverse merger) or consolidation of the Company with or into a Third Party. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur on account of a Qualified Offering.

6 Number of Warrant Shares to be equal to the number of Conversion Shares (as such term is defined in the Subscription Agreement).

“Company” has the meaning set forth in the introductory paragraph of this Warrant. “Common Stock” shall mean the Common Stock, par value $0.00001 per share, of the Company.

“Current Market Value” has the meaning given in Section 1(b)(ii). “Date of Exercise” has the meaning given in Section 1(b)(iii). “DTC” has the meaning given in Section 1(b)(iii).

“Exercise Delivery Documents” has the meaning given in Section 1(b)(iii). “Exercise Period” has the meaning given in Section 1(a).

“Exercise Price” shall mean the lesser of (i) $1.37; (ii) the price per share that the Qualified Offering Securities are sold in a Qualified Offering; or (iii) in the event of a reverse merger transaction that meets the definition of Qualified Offering in which no Qualified Offering Securities are issued, the price per share determined by dividing the enterprise value ascribed to the Company in the Qualified Offering, as determined in good faith by the Company’s Board in its sole discretion, by the number of Fully Diluted Shares outstanding immediately prior to the consummation of such transaction (but, for the avoidance of doubt, excluding the shares issuable upon the conversion of the Convertible Notes).

“Expiration Date” shall mean the earlier of (i) 11:59 p.m., Miami Time, on the fifth anniversary of the Issuance Date; and (ii) the date and time that the first Change of Control is consummated.

“Holder” has the meaning set forth in the introductory paragraph of this Warrant. “Issuance Date” shall mean the date of issuance set forth on the cover page of this Warrant. “Net Issue Exercise” has the meaning given in Section 1(b)(ii).

“Person” shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

“Qualified Exchange” shall mean (i) any exchange of a major stock exchange group (defined as a stock exchange group in the then-top twenty by market capitalization); (ii) any exchange registered with the SEC under Section 6 of the Exchange Act; (iii) the OTC Bulletin Board; or (iv) the OTCQX or OTCQB tiers of the OTC Marketplace.

“Qualified Offering” shall mean (i) a firm commitment underwritten initial public offering of the Company’s common stock on a Form S-1 registration statement; (ii) a reverse merger with a publicly traded company that is subject to Section 13 or 15(d) of the Exchange Act, with or without a private placement of the Company’s equity securities in conjunction therewith; (iii) or a Reg. A+ offering of the Company’s equity securities, in each case which results in the Company (A) realizing gross proceeds of at least $10,000,000 (exclusive of any indebtedness cancelled in connection with the cancellation of the Convertible Notes and their subsequent conversion pursuant to Section 7 of the Convertible Notes and inclusive of net cash contained on the balance sheet of the publicly traded company in a reverse merger, which remains in the surviving entity); and (B) becoming an entity whose shares of common stock are listed on a Qualified Exchange; or (iv) an offering of the Company’s equity securities resulting in gross proceeds received by the Company of not less than $10,000,000. Any equity securities issued in a Qualified Offering are hereinafter referred to as “Qualified Offering Securities”.

“Registrable Securities” has the meaning given in Section 6(a). “Securities Act” shall mean the U.S. Securities Act of 1933, as amended. “Share Delivery Date” has the meaning given in Section 1(b)(iii).

“Third Party” shall mean any Person other than the Company, Holder and their respective affiliates and permitted successors and assigns.

“Transfer” has the meaning given in Section 5(c). “Transfer Agent” has the meaning given in Section 1(b)(iii).

“Underwritten Offering” has the meaning given in Section 5(d).

“Warrant” has the meaning set forth in the introductory paragraph of this Warrant. “Warrant Shares” shall mean shares of Common Stock issuable upon exercise of the Warrant.

1. DURATION AND EXERCISE OF WARRANTS

(a) Exercise Period. The Holder may exercise this Warrant in whole or in part at any time from and after the Issuance Date and on or before the Expiration Date (the “Exercise Period”).

(b) Exercise Procedures.

(i) While this Warrant remains outstanding and exercisable in accordance with Section 1(a), the Holder may exercise this Warrant in whole or in part at any time and from time to time by:

(A) delivery to the Secretary of the Company of a duly executed copy of the Notice of Exercise attached as Exhibit A;

(B) surrender of this Warrant to the Secretary of the Company at its principal office or at such other office or agency as the Company may specify in writing to the Holder; and

(C) payment of the Exercise Price per share multiplied by the number of Warrant Shares being purchased upon exercise of the Warrant (such amount, as calculated at the time of each exercise, the “Aggregate Exercise Price”) made in the form of cash, or by certified check, bank draft or money order payable in lawful money of the United States of America.

(ii) In lieu of delivering the Exercise Price in cash or check, bank draft or money order, the Holder may elect to exercise this Warrant by surrendering a portion of the Warrant Shares to satisfy the Aggregate Exercise Price (“Net Issue Exercise”). If the Holder wishes to elect the Net Issue Exercise, the Holder shall notify the Company of its election in writing at the time it delivers to the Company the Notice of Exercise. In the event the Holder shall elect Net Issue Exercise, the Holder shall receive the number of shares of Common Stock equal to the product of (a) the number of shares of Common Stock purchasable under the Warrant, or portion thereof being exercised, and (b) the Current Market Value (defined below) of one share of Common Stock minus the Exercise Price, divided by (c) the Current Market Value of one share of Common Stock. “Current Market Value” means: (1) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the Current Market Value shall be the last reported sale price of the Common Stock on such exchange or system on the last Business Day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; (2) if the Common Stock is not so listed or admitted to unlisted trading privileges, the Current Market Value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last Business Day prior to the date of the exercise of this Warrant; or (3) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Current Market Value shall be determined in good faith by the Company’s Board of Directors.

(iii) Upon the exercise of this Warrant in compliance with the provisions of this Section 1(b), the Company shall promptly issue and cause to be delivered to the Holder a certificate for the Warrant Shares purchased by the Holder. Each exercise of this Warrant shall be effective immediately prior to the close of business on the date (the “Date of Exercise”) that the conditions set forth in Section 1(b) have been satisfied. On the first Business Day following the date on which the Company has received each of the Notice of Exercise and, unless the Holder elects to conduct a Net Issue Exercise, the Aggregate Exercise Price (the “Exercise Delivery Documents”), the Company shall transmit an acknowledgment of receipt of the Exercise Delivery Documents to the Company’s transfer agent, if other than the Company (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company at its expense shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if the Warrant Shares are not eligible for inclusion therein or if the Holder shall so request, issue and dispatch by overnight courier to the address as specified in the Notice of Exercise, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the Holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares.

(c) Partial Exercise. This Warrant shall be exercisable, either in its entirety or from time to time in part, only for the number of Warrant Shares available for exercise under this Warrant. If this Warrant is exercised and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the actual number of Warrant Shares being acquired upon such an exercise, then the Company shall, as soon as practicable and in no event later than five (5) Business Days after any such exercise and at its own expense, issue a new Warrant of like tenor representing the right to purchase the remaining number of Warrant Shares purchasable hereunder after such exercise.

(d) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with the procedures set forth in the Subscription Agreement.

2. ISSUANCE OF WARRANT SHARES

(a) The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, with the exception of claims arising through the acts or omissions of any Holder and except as arising from applicable Federal and state securities laws.

(b) The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record Holder of such Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

(c) The Company will not, by amendment of its certificate of incorporation, by- laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, and will take all actions consistent with the carrying out of all the provisions of this Warrant.

3. ADJUSTMENTS OF EXERCISE PRICE, NUMBER AND TYPE OF WARRANT SHARES

(a) The Exercise Price and the Warrant Shares issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

(i) Subdivision or Combination of Stock. In case the Company shall at any time during the Exercise Period subdivide (whether by way of stock dividend (other than as a result of an event provided for in Section 3(a)(ii) below), stock split or otherwise) its outstanding Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased, and conversely, in case the outstanding Common Stock shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon the exercise of this Warrant shall be proportionately decreased. The Exercise Price and the Warrant Shares issuable upon the exercise of this Warrant, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(i).

(ii) Dividends in Stock, Property, Reclassification. If at any time, or from time to time, during the Exercise Period, (x) there are changes in the outstanding Common Stock by reason of recapitalization, reclassification or reorganization of the capital stock of the Company (other than as a result of any event provided for in Section 3(a)(i) above), or (y) all of the holders of Common Stock shall have received or become entitled to receive, without payment therefor (other than as a result of any event provided for in Section 3(a)(i) above):

(A) any shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

(B) additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then, and in each such case, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted proportionately, and the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Warrant Shares receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to above) that such Holder would hold on the date of such exercise had such Holder been the Holder of record of such Warrant Shares as of the date on which such holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property (without regard to any limitations on exercise hereof, including, without limitation, those, if any, making this Warrant not yet exercisable as of such date). The Exercise Price and the Warrant Shares issuable upon the exercise of this Warrant, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(ii).

(b) Notice of Adjustment. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

4. CHANGE OF CONTROL

(a) Upon the consummation of a Change of Control, this Warrant shall automatically terminate. Prior to the consummation of a Change of Control, the Company shall make appropriate provision, including providing the notice set forth in Section 16 hereof, so that the Holder shall have the right to receive, with respect to the Holder’s Warrant Shares, upon exercise of the Warrant, the same consideration that the holders of the Common Stock shall receive in connection with the consummation of the Change of Control.

(b) Notwithstanding anything in Section 4(a) above to the contrary, this Warrant shall be deemed to have been exercised in accordance with Section 1, without any action on the part of the Holder, immediately prior to any Change of Control, if the consideration to be paid with respect to each share of Common Stock in such Change of Control is greater than the Exercise Price.

5. TRANSFERS AND EXCHANGES OF WARRANT AND WARRANT SHARES

(a) Registration of Transfers and Exchanges. Subject to Sections 5(c) and 5(d) hereof, upon the Holder’s surrender of this Warrant, with a duly executed copy of the Form of Assignment attached as Exhibit B, to the Secretary of the Company at its principal office or at such other office or agency as the Company may specify in writing to the Holder, the Company shall register in the Company’s books and records the transfer of all or any portion of this Warrant. Upon such registration of transfer, the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form and dated as of the Issuance Date, evidencing the remaining acquisition rights not transferred, to the Holder requesting the transfer.

(b) Warrant Exchangeable for Different Denominations. The Holder may exchange this Warrant for a new Warrant or Warrants, in substantially the form of this Warrant, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrants to be dated the Issuance Date and to represent the right to purchase such number of Warrant Shares as shall be designated by the Holder. The Holder shall surrender this Warrant with duly executed instructions regarding such re-certification of this Warrant to the Secretary of the Company at its principal office or at such other office or agency as the Company may specify in writing to the Holder.

(c) Restrictions on Transfers. The Holder understands that (i) neither this Warrant nor the Warrant Shares are or will be, as applicable, registered under the Securities Act, or any state securities laws; and (ii) consequently, neither this Warrant nor any of the Warrant Shares may be offered for sale, sold, assigned, transferred, hypothecated, or otherwise disposed of (collectively, a “Transfer”) unless (A) a registration statement is in effect under the Securities Act covering such proposed Transfer and such proposed Transfer is conducted in accordance with such registration statement; or (B) this Warrant and/or Warrant Shares are Transferred in a transaction exempt from the registration requirements of the Securities Act and any related requirements imposed by applicable state securities laws, Holder furnishes the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, that such Transfer will not require registration under the Securities Act or any applicable state securities laws, and the recipient of the Transfer executes an agreement with the Company (in a form reasonably satisfactory to the Company) obligating it to abide by comparable restrictions on Transfer.

(d) Lockup. In the event the Company conducts a firm commitment, underwritten public offering of its equity securities (an “Underwritten Offering”), during the period commencing on the date of the final prospectus relating to the Underwritten Offering, and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports, and (ii) analyst recommendations and opinions), the Holder hereby agrees that it will not, without the prior written consent of the managing underwriter of such Underwritten Offering: (A) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired); or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities; whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 5(d) shall (y) not apply to the Transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such Transfer will not involve a disposition for value; and (z) be applicable to the Holder only if all officers and directors of the Company are subject to the same restrictions. Notwithstanding anything herein to the contrary, the underwriters in connection with an Underwritten Offering are intended third-party beneficiaries of this Section 5(d) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with an Underwritten Offering that are consistent with this Section 5(d) or that are necessary to give further effect thereto

6. REGISTRATION RIGHTS

(a) Grant of Right. Unless a registration statement covering the sale of this Warrant and the Warrant Shares (collectively, the “Registrable Securities”) by the Holder is in effect and available, the Holder shall have the right, for a period of no more than five (5) years from the Issuance Date to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act, or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities.

(b) Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 6(b) hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggy- back” rights provided for herein by giving written notice within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 6(b); provided, however, that such registration rights shall terminate on the Expiration Date.

7. MUTILATED OR MISSING WARRANT CERTIFICATE

If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will, at the Company’s expense, issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, dated as of the Issuance Date and in substantially the form of this Warrant, representing the right to acquire the equivalent number of Warrant Shares; provided, that, the Holder provides the Company with an affidavit of loss and an indemnity agreement reasonably satisfactory to the Company.

8. PAYMENT OF TAXES

The Company will pay all transfer and stock issuance taxes attributable to the preparation, issuance and delivery of this Warrant and the Warrant Shares (and replacement Warrants) including, without limitation, all documentary and stamp taxes; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares to any Person or entity other than to the Holder.

9. FRACTIONAL WARRANT SHARES

No fractional Warrant Shares shall be issued upon exercise of this Warrant. The Company, in lieu of issuing any fractional Warrant Share, shall round down the number of Warrant Shares issuable to nearest whole share.

10. NO STOCK RIGHTS AND LEGEND

(a) No Holder of this Warrant, as such, shall be entitled to vote or be deemed the holder of the Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provided herein).

(b) Each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO SAID ACT AND SUCH LAWS; OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER OR RESALE MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SAID ACT AND SUCH LAWS AND THE RECIPIENT OF SUCH TRANSFER OR SALE EXECUTES AN AGREEMENT WITH THE COMPANY OBLIGATING IT TO ABIDE BY COMPARABLE RESTRICTIONS ON TRANSFER AND RESALE.”

11. CERTAIN INFORMATION

At all times prior to the Company’s initial public offering of the Company’s Common Stock or other equity securities, the Company agrees to provide, subject to any legal or contractual restrictions applicable to the Company, Holder at any time and from time to time with such information as Holder may reasonably request for purposes of Holder’s compliance with regulatory, accounting and reporting requirements applicable to Holder.

12. NOTICES

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address, email or facsimile number provided in the Subscription Agreement executed in connection herewith, and to the Holder at the address, email or facsimile number provided in the Subscription Agreement for such Holder executed in connection herewith, or to such other address as the Company or the Holder shall have furnished in writing in accordance with the provisions of this Section 12.

13. SEVERABILITY

If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

14. BINDING EFFECT

This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, the registered Holder or Holders from time to time of this Warrant and the Warrant Shares.

15. SURVIVAL OF RIGHTS AND DUTIES

This Warrant shall terminate and be of no further force and effect on the earlier of the Expiration Date or the date on which this Warrant has been exercised in full.

16. NOTICES OF RECORD DATE AND OTHER MATTERS

In connection with (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right; or (b) any contemplated capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction or series of transactions, of a majority of the Company’s voting stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof); or (c) any anticipated Change of Control not described in preceding clause(s) (a) and/or (b), the Company shall give notice to the Holder at least five (5) Business Days, or such longer period as may be required by law, prior to such event, a notice specifying (i) the date expected to be established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, option or right; (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, sale or other Change of Control is expected to become effective; and (iii) the date, if any, fixed as to when the holders of record of Common Stock are expected to be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolation, merger, dissolution, liquidation or winding up.

17. RESERVATION OF SHARES

During the Exercise Period, the Company shall reserve and keep available out of its authorized but unissued capital stock for issuance upon the exercise of this Warrant, free from pre- emptive rights, such number of Warrant Shares for which this Warrant shall from time to time be exercisable. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation. Without limiting the generality of the foregoing, the Company covenants that it will take all such legal action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and obtain all such authorizations, exemptions or consents, including but not limited to consents from the Company’s stockholders or Board of Directors or any public regulatory body, as may be necessary to enable the Company to perform its obligations under this Warrant.

18. NO THIRD PARTY RIGHTS

Except as set forth in Section 5(d), this Warrant is not intended, and will not be construed, to create any rights in any parties other than the Company and the Holder, and no Person or entity may assert any rights as third- party beneficiary hereunder.

19. AMENDMENT PROVISION

This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument referring to this Warrant and to this Section 19 in particular and signed by the party against which enforcement of said change, waiver, discharge or termination is sought.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date first set forth above.

ZYVERSA THERAPEUTICS, INC

By:	Stephen C. Glover
Chairman and Chief Executive Officer

[Signature Page to Warrant Agreement]

EXHIBIT A

NOTICE OF EXERCISE

(To be executed by the Holder of the Warrant (“Warrant”) if such Holder desires to exercise Warrant)

To ZyVersa Therapeutics, Inc.:

The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder, ____________ Warrant Shares issuable upon exercise of the Warrant and:

(i) delivery of $ _____________ (in cash, certified check, bank draft or money order, as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant; or

(ii) surrender of shares in connection with a Net Issue Exercise (as set forth in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant.

The undersigned requests that certificates for such shares be issued in the name of:

____________________________

(Please print name, address and social security or Federal employer identification number (if applicable))

____________________________

____________________________

____________________________

If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued, dated as of the Issuance Date, in the name of and delivered to:

____________________________

(Please print name, address and social security or Federal employer identification number (if applicable))

____________________________

____________________________

____________________________

[Exhibit A to Warrant Agreement (Notice of Exercise)]

The undersigned hereby represents and warrants that (i) the undersigned meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D as promulgated by the United States Securities and Exchange Commission; (ii) the undersigned is acquiring the Warrant Shares solely for the undersigned’s account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part, in violation of the Securities Act of 1933, as amended (the “Securities Act”), and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to the undersigned’s right at all times to sell or otherwise dispose of all or any part of the Warrant Shares in compliance with applicable federal and state securities laws and in compliance with any transfer restriction to which the applicable Warrant Shares may be subject at any time or from time to time; and (iii) the undersigned has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Warrant to evaluate the merits and risks of an investment in the Company and the Warrant Shares and to make an informed investment decision with respect thereto.

Name of Holder (print): ______________________________

(Signature): ______________________________________

(By:) ___________________________________________

(Title:) __________________________________________

Dated: __________________________________________

[Signature Page to Notice of Exercise]

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, ________________ (“Assignor”) hereby sells, assigns and transfers to _____________ (“Assignee”) all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire ______________ Warrant Shares in and to the foregoing Warrant with respect to said acquisition rights and the shares issuable upon exercise of the Warrant (the “Warrant Shares”). This assignment agreement (the “Agreement”) is being delivered to ZyVersa Therapeutics, Inc., a Florida corporation (the “Company”), pursuant to Section 5(a) of the Warrant, and both Assignor and Assignee acknowledge and agree that the Company is an intended third party beneficiary of this Agreement.

Pursuant to Section 5(c) of the Warrant, Assignee agrees that each of the Warrant and the underlying Warrant Shares acquired by Assignee pursuant to this Agreement shall be bound by and subject to the terms of the Warrant including, but not limited to, the transfer restrictions set forth in Sections 5(c) and 5(d) of the Warrant, in each case with the same force and effect as if Assignee were originally a party to the Warrant.

Assignee requests that the Warrant assigned pursuant to this Agreement be issued, dated as of the Issuance Date, in the name of and delivered to:

_________________________

(Please print name, address and social security or

Federal employer identification number (if applicable))

_________________________

_________________________

If the total of the Warrant Shares are not all of the Warrant Shares evidenced by the foregoing Warrant, Assignor requests that a new Warrant dated as of the Issuance Date and evidencing the right to acquire the Warrant Shares not so assigned pursuant to the Agreement be issued in the name of and delivered to Assignor.

[Signature Page Immediately Follows]

[Exhibit B to Warrant Agreement (Assignment Agreement)]

ASSIGNOR	ASSIGNEE

Print Name	Print Name

Signature	Signature

By:	By:

Title:	Title:

Date	Date

[Exhibit B to Warrant Agreement (Assignment Agreement)]